SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                         Date of Report February 8, 2002
                        (Date of earliest event reported)


                           Commission File No. 1-11505

                           MIDAMERICAN ENERGY COMPANY

             (Exact name of registrant as specified in its charter)

                                 Iowa 42-1425214
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

        666 Grand Avenue, Des Moines, IA                    50309
      (Address of principal executive offices)            (Zip Code)

        Registrant's telephone number, including area code (515) 242-4300

                                       N/A
          (Former name or former address, if changed since last report)





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Item 5.  Other Events.

The Registrant today announced that it has issued $400 million of its medium-term notes due 2031. The notes have an annual interest rate of 6.75%. The proceeds from the sale of the notes will be used to refinance existing debt and preferred securities and for other corporate purposes.

The Registrant has also notified the holders of its 7.98% Quarterly Income Preferred Securities (QUIPS) that these securities will be redeemed on March 11, 2002 at 100% of the principal amount per security together with approximately $.39 in accrued interest. MidAmerican issued $100 million of these QUIPS in December 1996.

Item 7.  Financial Statements and Exhibits.

None.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                     MIDAMERICAN ENERGY COMPANY



                                                     By:  /s/ Paul J. Leighton
                                                        ----------------------
                                                              Paul J. Leighton
                                                              Secretary



Date:  February 8, 2002